                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                                FORM 8-K
                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of report (Date of earliest event reported): November 1, 2000
                            ----------------

           NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
                         ----------------------
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                          333-67112               51-0337491

(State or other jurisdiction      (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)

2850 West Golf Road Rolling Meadows, Illinois              60008
Address of principal executive offices)                 (Zip Code)

                             (847) 734-4000
                             --------------
          (Registrant's Telephone Number, Including Area Code)

                             Not Applicable
                             --------------
     (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On November 1, 2000, Navistar Financial Retail Receivables
Corporation, a Delaware corporation (the "Registrant"), entered into a trust agreement (the "Trust Agreement"), a copy of which is filed as an exhibit hereto, with Chase Manhattan Bank USA, National
Association, creating Navistar Financial 2000-B Owner Trust (the
"Trust"), a Delaware statutory trust. On November 1, 2000, the
Registrant, as seller and the Trust, entered into a Pooling Agreement
(the "Pooling Agreement"), a copy of which is filed as an exhibit hereto, pursuant to which retail loans secured by medium and heavy duty trucks, truck chassis, buses and trailers and related property were transferred to the Trust. On November 1, 2000, the Trust sold
Asset Backed Notes, Series 2000-B, Class A-1, Class A-2, Class A-3,
Class A-4 and Class B (the "Notes"), having an aggregate original principal amount of $764,710,097.53. The Notes were issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 2000, between the Trust and The Bank of New York, as indenture trustee, a copy of which is filed as an exhibit hereto.  The Notes were sold to Banc of
America Securities LLC, Banc One Capital Markets, Inc., Chase
Securities Inc. and Solomon Smith Barney, as underwriters, pursuant to an Underwriting Agreement, dated as of November 1, 2000, by and among the Registrant, the Servicer and J.P. Morgan Securities Inc., as
representative of the underwriters.

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Item 7. Financial Statements and Exhibits.

   (c) Exhibits

    Exhibit No.        Description
    -----------        -----------

    Exhibit 4.1        Pooling Agreement, dated as of November 1, 2000.

    Exhibit 4.2        Indenture, dated as of November 1, 2000.

    Exhibit 4.3        Trust Agreement, dated as of November 1, 2000.

    Exhibit 99.1       Purchase Agreement, dated as of November 1, 2000.

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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

              NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                               By:/s/ Andrew J. Cederoth
                                      Andrew J. Cederoth
                                      Vice President and Treasurer

Date: December 5, 2003